CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated August 29, 2024, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Skillz Inc. on Form 10-K for the year ended December 31, 2023. We consent to the incorporation by reference of said reports in the Registration Statements of Skillz Inc. on Forms S-8 (File No. 333-258662 and File No. 333-253394).

/s/ GRANT THORNTON LLP

Bellevue, Washington
August 29, 2024